Exhibit 99

PRESS RELEASE

For Release:	April 29, 2014
Nasdaq:	MFNC
Contact:	Ernie R. Krueger (906)341-7158
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION

REPORTS FIRST QUARTER 2014 RESULTS

Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”), today announced first quarter 2014 income of $.660 million or $.12 per share compared to net income of $.676 million, or $.12 per share for the first quarter of 2013.  The Corporation’s primary asset, mBank, recorded a 9.34% increase in net income which equated to $1.100 million for the first quarter of 2014 compared to $1.006 million in 2013. Total assets of the Corporation at March 31, 2014 were $583.592 million, up 7.69% from the $541.896 million reported at March 31, 2013.

Shareholders’ equity at March 31, 2014 totaled $65.730 million, compared to $73.039 million on March 31, 2013, a decrease of $7.309 million.  Book value of common shareholders’ equity was $11.89 per share at March 31, 2014 compared to $11.16 per share at March 31, 2013. The decrease in equity, between periods, includes the redemption of the Preferred Series A Stock of $11 million. Weighted average shares outstanding totaled 5,530,908 shares in the 2014 first quarter compared to 5,559,859 for the same period in 2013.

Some highlights for the first quarter include:

•                  Strong credit quality with a Texas ratio of 5.18% compared to 9.81% one year ago.

•                  Strong net interest margin improving to 4.25% compared to 4.18% for the first quarter of 2013.

•                  Total new loan production of $32.1 million.

•                  Increase of dividend on common stock to $.05 per share from $.04 per share one year ago.

•                  Continued success with SBA/USDA lending programs with loan sale gains of $.382 million.

Loans and Non-performing Assets

Total loans at March 31, 2014 were $485.862 million, a 7.01% increase from the $454.051 million at March 31, 2013 and up $2.030 million from year-end 2013 total loans of $483.832 million. New loan production totaled $31.1 million with the Upper Peninsula contributing $21.7 million, the Northern Lower Peninsula $8.0 million and Southeast Michigan $1.4 million. Commercial loan production accounted for $19.1 million of the quarter’s total, with consumer, primarily 1-4 family mortgages of $12.0 million.  Commenting on new loan production and overall lending activities, Kelly W. George, President and CEO of mBank stated, “We were generally pleased with our overall loan production for the quarter in light of the very harsh and elongated winter in Northern Michigan where the majority of our lending activities reside, especially within the retail loan segments. Loan balance growth was stymied due to various commercial loan pay downs for existing clients as they moved to reduce debt with excess cash reserves, and a few relationships exited as the bank elected to not match various terms and rates that were outside of our acceptable parameters. We continue to see more competitive commercial lending rates and terms within all our markets as more financial intuitions look to grow commercial loans in this interest rate environment that has materially slowed the recent healthy mortgage lending business for many. Our loan pipeline remains good for both traditional commercial and SBA loans, and we have begun to see an increase in mortgage lending activities as we move into our customary higher volume lending seasons in the North through the second and third quarters.”

Nonperforming loans totaled $1.491 million, .31% of total loans at March 31, 2014 compared to $3.833 million, or .84% of total loans at March 31, 2013 and down $.533 million from December 31, 2013.  Nonperforming assets were reduced by $4.001 million from a year ago and stood at .63% of total assets and equated to $3.657 million.  Total loan delinquencies greater than 30 days resided at a nominal .25% or $1.212 million.  George, commenting on credit quality, stated, “Our credit risk quality metrics and overall loan portfolio payment performance remains strong. We are diligent within our loan origination structures and will not stretch our prudent lending parameters for new loans.  We continue to timely identify any problems so they can be evaluated and action plans put in place to either rehabilitate the credit or exit it from the bank in a timely manner to alleviate any excessive ongoing administrative costs.”

Margin Analysis

Net interest income in the first quarter of 2014 increased to $5.593 million, 4.25%, compared to $5.156 million, or 4.18%, in the first quarter of 2013.  The interest margin increase was largely due to decreased overall funding costs.  George stated, “We will continue our efforts to maintain our strong net interest margin within this historically low interest rate cycle though the use of continued targeted funding strategies and disciplined loan pricing and terms in efforts to mitigate longer term interest rate risk. We continue to look for any investment opportunities that fit our balance sheet structure but will not take unnecessary risk associated with investment portfolio opportunities that improperly extend duration in order to enhance short term yields in our collective judgments. We will remain committed to our core banking philosophy which emphasizes loan growth as the best asset to invest in to benefit and help grow the economic bases in our local communities, which in turn also provides for the best overall returns to our shareholders.”

Deposits

Total deposits of $475.710 million at March 31, 2014 increased by 11.87% from deposits of $425.236 million on March 31, 2013 and were up $9.411 million from year end deposits $466.299 million.  The overall increase in deposits for the first three months of 2014 from year end is comprised of an increase in core deposits, mostly in certificates of deposits. George, commenting on core deposits and overall liquidity needs, stated, “The Corporation maintains a sound liquidity position to fund operations and loan growth. We proactively review our pricing levels within the different segments of our deposit products in order to best manage our net interest margin to capture as many dollars as we can. We will also utilize alternative funding sources such as internet CDs and small levels of wholesale deposits when deemed necessary to structure different liabilities to match asset growth durations, and cover any potential short term funding gaps that could arise.”

Noninterest Income/Expense

Noninterest income, at $.691 million in the first quarter of 2014, decreased $.067 million from the first quarter 2013 level of $.758 million.  The primary driver for the decrease was a reduced level of fees and gains on the sale of loans from secondary market mortgage lending of $.196 million from prior year period. Noninterest expense, at $5.107 million in the first quarter of 2014, increased $.796 million, or 18.47% from the first quarter of 2013. The largest increase from the first quarter of 2013 was in salaries and benefits, largely reflective of the compensation packages for the staff up of our asset based lending subsidiary formed in the third quarter of 2013.  We also had increased occupancy costs between periods due primarily to our new Marquette branch office, which we moved into late in 2013. We incurred some additional legal costs as well in the first quarter of 2014 for the exploration of an acquisition and additional SEC filing work needed this year.

Assets and Capital

Total assets of the Corporation at March 31, 2014 were $583.592 million, up 7.69% from the $541.896 million reported at March 31, 2013 and up $10.792 million from the $572.800 million of total assets at year-end 2013. The increase in assets during the first quarter was primarily due to increased liquidity, as we grew our deposits in anticipation of loan funding needs. Common shareholders’ equity at March 31, 2014 totaled $65.730 million, or $11.89 per share, compared to $62.039 million, or $11.16 per share on March 31, 2013.  The Corporation and the Bank are both “well-capitalized” with Tier 1 Capital at the Corporation of 10.25% and 10.10% at the Bank.

Paul D. Tobias, Chairman and Chief Executive Officer of Mackinac concluded, “We are looking forward to another year of progress in the organic growth of our Corporation which will be enhanced from the recent startup of our asset based lending subsidiary and our proven track record of core bank balance sheet growth with good quality loans and sustained levels of SBA/USDA lending. We also believe that we will have accretive opportunities for acquisitions that augment our footprint as the regulatory and operating costs for smaller banks leads them to consider a sale. We remain committed to our shareholders in all of our endeavors to increase value by building a safe and sound company with strong asset growth, increasing core earnings and growing returns on equity.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $580 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2014	2013	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$583,592	$572,800	$541,896
Loans	485,862	483,832	454,051
Investment securities	47,411	44,388	48,556
Deposits	475,710	466,299	425,236
Borrowings	38,852	37,852	40,925
Common Shareholders’ Equity	65,730	65,249	62,039
Shareholders’ equity	65,730	65,249	73,039

Selected Statements of Income Data:
Net interest income	$5,593	$21,399	$5,156
Income before taxes and preferred dividend	994	5,534	1,228
Net income	660	5,629	676
Income per common share - Basic	.12	1.01	.12
Income per common share - Diluted	.12	1.00	.12
Weighted average shares outstanding	5,530,908	5,558,313	5,559,859
Weighted average shares outstanding- Diluted	5,549,730	5,650,058	5,559,859

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.25%	4.17%	4.18%
Efficiency ratio	80.57	67.46	72.65
Return on average assets	.46	1.01	.51
Return on average common equity	4.09	9.07	4.47
Return on average equity	4.09	8.26	3.79

Average total assets	$580,717	$555,152	$541,279
Average common shareholders’ equity	65,462	62,082	61,238
Average total shareholders’ equity	65,462	68,172	72,238
Average loans to average deposits ratio	102.62%	103.46%	104.63%

Common Share Data at end of period:
Market price per common share	$12.54	$9.90	$9.21
Book value per common share	$11.89	11.77	$11.16
Dividends paid per share, annualized	$.20	.20	$.16
Common shares outstanding	5,527,690	5,541,390	5,557,859

Other Data at end of period:
Allowance for loan losses	$4,883	$4,661	$5,037
Non-performing assets	$3,657	$3,908	$7,658
Allowance for loan losses to total loans	1.01%	.96%	1.11%
Non-performing assets to total assets	.63%	.68%	1.41%
Texas ratio	5.18%	5.59%	9.90%

Number of:
Branch locations	11	11	11
FTE Employees	133	133	126

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
	2014	2013	2013
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$24,748	$18,216	$12,598
Federal funds sold	3	3	3
Cash and cash equivalents	24,751	18,219	12,601

Interest-bearing deposits in other financial institutions	10	10	10
Securities available for sale	47,411	44,388	48,556
Federal Home Loan Bank stock	3,060	3,060	3,060

Loans:
Commercial	361,299	359,368	345,032
Mortgage	110,759	110,663	97,216
Consumer	13,804	13,801	11,803
Total Loans	485,862	483,832	454,051
Allowance for loan losses	(4,883)	(4,661)	(5,037)
Net loans	480,979	479,171	449,014

Premises and equipment	9,800	10,210	10,587
Other real estate held for sale	2,166	1,884	3,825
Deferred tax asset	9,533	9,933	8,726
Other assets	5,882	5,925	5,517

TOTAL ASSETS	$583,592	$572,800	$541,896

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$68,027	$72,936	$57,547
NOW, money market, interest checking	148,023	149,123	161,445
Savings	14,425	13,039	13,273
CDs<$100,000	154,371	140,495	130,646
CDs>$100,000	23,317	23,159	24,619
Brokered	67,547	67,547	37,706
Total deposits	475,710	466,299	425,236

Borrowings:
Fed funds purchased	—	—	5,000
FHLB and other	38,852	37,852	35,925
Total borrowings	38,852	37,852	40,925
Other liabilities	3,300	3,400	2,696
Total liabilities	517,862	507,551	468,857

SHAREHOLDERS’ EQUITY:
Preferred stock - No par value:
Authorized 500,000 shares, Issued and outstanding - 11,000 shares	—	—	11,000
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 5,527,690; 5,541,390; and 5,557,859 shares respectively	53,590	53,621	53,888
Retained earnings	11,796	11,412	7,181
Accumulated other comprehensive income	344	216	970

Total shareholders’ equity	65,730	65,249	73,039

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$583,592	$572,800	$541,896

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$6,281	$5,889
Tax-exempt	23	27
Interest on securities:
Taxable	237	240
Tax-exempt	13	7
Other interest income	48	31
Total interest income	6,602	6,194

INTEREST EXPENSE:
Deposits	822	877
Borrowings	187	161
Total interest expense	1,009	1,038

Net interest income	5,593	5,156
Provision for loan losses	183	375
Net interest income after provision for loan losses	5,410	4,781

OTHER INCOME:
Deposit service fees	157	162
Income from secondary market loans sold	103	299
SBA/USDA loan sale gains	382	109
Mortgage servicing income	13	103
Other	36	85
Total other income	691	758

OTHER EXPENSE:
Salaries and employee benefits	2,541	2,306
Occupancy	538	382
Furniture and equipment	319	270
Data processing	286	265
Advertising	107	104
Professional service fees	331	225
Loan and deposit	79	73
Writedowns and losses on other real estate held for sale	—	2
FDIC insurance assessment	85	105
Telephone	82	82
Other	739	497
Total other expenses	5,107	4,311

Income before provision for income taxes	994	1,228
Provision for income taxes	334	415

NET INCOME	660	813

Preferred dividend and accretion of discount	—	137

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$660	$676

INCOME PER COMMON SHARE:
Basic	$.12	$.12
Diluted	$.12	$.12

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2014	2013	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$97,153	$100,333	$94,828
Hospitality and tourism	44,243	45,360	42,733
Lessors of residential buildings	13,649	14,191	13,162
Gasoline stations and convenience stores	11,980	11,534	11,201
Commercial construction	10,685	10,904	16,295
Insurance agencies and brokerages	10,331	10,097	11,854
Other	173,258	166,949	154,959
Total Commercial Loans	361,299	359,368	345,032

1-4 family residential real estate	104,376	103,768	89,629
Consumer	13,804	13,801	11,803
Consumer construction	6,383	6,895	7,587

Total Loans	$485,862	$483,832	$454,051

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2014	2013	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$983	$1,410	$3,833
Loans past due 90 days or more	—	—	—
Restructured loans	508	614	—
Total nonperforming loans	1,491	2,024	3,833
Other real estate owned	2,166	1,884	3,825
Total nonperforming assets	$3,657	$3,908	$7,658
Nonperforming loans as a % of loans	.31%	.42%	.84%
Nonperforming assets as a % of assets	.63%	.68%	1.41%
Reserve for Loan Losses:
At period end	$4,883	$4,661	$5,037
As a % of average loans	1.00%	1.01%	1.12%
As a % of nonperforming loans	327.50%	230.29%	131.41%
As a % of nonaccrual loans	496.74%	330.57%	131.41%
Texas Ratio	5.18%	5.59%	9.90%

Charge-off Information (year to date):
Average loans	$486,354	$462,500	$449,065
Net charge-offs (recoveries)	$(40)	$2,232	$364
Charge-offs as a % of average loans, annualized	N/M %	.48%	.32%

	QUARTER ENDED
	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
BALANCE SHEET (Dollars in thousands)

Total loans	$485,862	$483,832	$472,495	$455,555	$454,051
Allowance for loan losses	(4,883)	(4,661)	(4,959)	(5,177)	(5,037)
Total loans, net	480,979	479,171	467,536	450,378	449,014
Total assets	583,592	572,800	567,917	553,501	541,896
Core deposits	384,846	375,593	375,166	357,935	362,911
Noncore deposits	90,864	90,706	86,522	89,972	62,325
Total deposits	475,710	466,299	461,688	447,907	425,236
Total borrowings	38,852	37,852	35,852	35,925	40,925
Common shareholders’ equity	65,730	65,249	63,045	62,520	62,039
Total shareholders’ equity	65,730	65,249	67,045	66,520	73,039
Total shares outstanding	5,527,690	5,541,390	5,581,339	5,554,459	5,557,859
Weighted average shares outstanding	5,530,908	5,555,952	5,562,835	5,556,133	5,559,859

AVERAGE BALANCES (Dollars in thousands)

Assets	$580,717	$569,443	$560,089	$548,455	$541,279
Loans	486,354	479,321	464,324	456,937	449,065
Deposits	473,951	461,630	456,191	439,780	429,174
Common Equity	65,462	62,950	62,134	62,483	61,238
Equity	65,462	66,906	66,134	67,483	72,238

INCOME STATEMENT (Dollars in thousands)

Net interest income	$5,593	$5,626	$5,348	$5,269	$5,156
Provision for loan losses	183	825	375	100	375
Net interest income after provision	5,410	4,801	4,973	5,169	4,781
Total noninterest income	691	1,191	738	1,251	758
Total noninterest expense	5,107	4,935	4,359	4,523	4,311
Income before taxes	994	1,057	1,352	1,897	1,228
Provision for income taxes	334	(1,911)	456	637	415
Net income	660	2,968	896	1,260	813
Preferred dividend expense	—	58	50	63	137
Net income available to common shareholders	$660	$2,910	$846	$1,197	$676

PER SHARE DATA

Earnings	$.12	$.52	$.15	$.22	$.12
Book value per common share	11.89	11.77	11.30	11.26	11.16
Market value, closing price	12.54	9.90	9.10	8.88	9.21

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.31%	.42%	.91%	.87%	.84%
Nonperforming assets/total assets	.63	.68	1.21	1.17	1.41
Allowance for loan losses/total loans	1.01	.96	1.09	1.14	1.11
Allowance for loan losses/nonperforming loans	327.50	230.29	114.98	129.98	131.41
Texas ratio (1)	5.18	5.59	9.56	9.02	9.81

PROFITABILITY RATIOS

Return on average assets	.46%	2.03%	.60%	.88%	.51%
Return on average common equity	4.09	18.34	5.40	7.69	4.47
Return on average equity	4.09	17.26	5.08	7.12	3.79
Net interest margin	4.25	4.24	4.12	4.16	4.18
Efficiency ratio	80.57	66.94	70.64	68.02	72.65
Average loans/average deposits	102.62	103.83	101.78	103.90	104.63

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	10.25%	10.31%	10.90%	11.01%	12.23%
Tier 1 capital to risk weighted assets	11.79	11.83	12.45	12.74	13.98
Total capital to risk weighted assets	12.79	12.79	13.47	13.85	15.06
Average equity/average assets (for the quarter)	11.27	11.75	11.81	12.30	13.35
Tangible equity/tangible assets (at quarter end)	11.26	11.75	11.81	12.30	13.35

(1) Texas ratio equals nonperforming assets divided by shareholders’ equity plus allowance for loan losses